UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2019

VOXX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
2351 J Lawson Boulevard, Orlando, Florida (Address of principal executive offices)	32824 (Zip Code)

Registrant's telephone number, including area code (800) 645-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

Updating the information set forth in Note 4 to the Company's Form 10-Q filed on January 10, 2019 and incorporated herein by reference, the Company’s negotiations with the other secured lenders and significant customers of 360Fly, Inc. have been unsuccessful. On January 19, 2019, 360Fly, Inc. has failed to make payment of the principal due to be paid to the Company in the amount of $16,818,080 plus accrued interest under the terms of the senior secured notes, all due on January 19, 2019.

On January 23, 2019, the Company, as Collateral Agent for the senior secured lenders and for itself, gave written notice to 360Fly, Inc. that: (i) all the unpaid principal of $16,818,080 and accrued interest owed under all the outstanding notes with the Company have become due as a result of uncured defaults in payment under the notes; and (ii) the Company, as Collateral Agent, intends to proceed with foreclosure of the collateral securing the notes. The collateral consists of all the tangible and intangible assets of 360Fly, Inc. The Company may, at its sole discretion, provide additional financing up to the foreclosure sale to 360Fly, Inc. for the purpose of securing the collateral. The Company is currently in negotiations with the other senior secured lenders to 360Fly, Inc., and is seeking to establish a new company with the other senior secured lenders (“NewCo”) for the purposes of acquiring 360Fly’s assets through a credit bid at the foreclosure sale. If NewCo is the successful bidder, it will own all of the assets of 360Fly, Inc. including its intellectual property, free and clear of all judgments, liens and encumbrances. If successful with the credit bid, the Company will provide funding to NewCo to maintain sufficient staff and related expenses to continue to develop products and associated technology for anticipated sales to such customers as Brinks, Motorola, Blue Line and Formula One. There can be no assurance that NewCo will be successful in bidding on the collateral or that the Company will be paid any amount owed. Whether or not the Company is successful in completing its negotiations, or if NewCo is or is not the successful bidder, the Company may record an impairment charge in the future. As a result of these uncertainties, any estimate of a potential impairment charge remains inherently subjective as it is susceptible to significant revision as developments occur. The Company will record an impairment charge in the future if the carrying value of the outstanding notes exceeds the estimated fair value of the underlying collateral.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX International Corporation (Registrant)

Date: January 29, 2019
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer